                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               INVIVO CORPORATION
                                       AT
                              $22.00 NET PER SHARE
                                       BY

                         INVIVO ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                       INTERMAGNETICS GENERAL CORPORATION

--------------------------------------------------------------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, JANUARY 23, 2004, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

                                                               December 23, 2003

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated December 23, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Invivo Acquisition Corporation f/k/a Magic Subsidiary Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Intermagnetics General Corporation, a New York corporation ("Parent"), to purchase all the shares of common stock, par value $0.01 per share ("Shares") of Invivo Corporation, a Delaware corporation (the "Company"), that are issued and outstanding for $22.00 per share (such amount being the "Per Share Amount"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. We are (or our nominee is) the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $22.00 per Share, net to you in cash.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger (as defined in the Offer to Purchase), are fair to, and in the best interests of, the holders of Shares, has approved, adopted and declared advisable the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including each of the Offer and Merger, and has recommended that holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, JANUARY 23, 2004, UNLESS THE OFFER IS EXTENDED.

          5. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that, when added to the Shares already owned by Parent and Purchaser, shall constitute a majority of the then outstanding shares on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any convertible or exchangeable securities or upon the exercise of any options, warrants, or rights) and
     (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See "Section 1. Terms of the Offer; Expiration Date" and "Section 14. Certain Conditions of the Offer" of the Offer to Purchase, which set forth in full the conditions to the Offer.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
                                       OF
                               INVIVO CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 23, 2003, and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Invivo Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Intermagnetics General Corporation, a New York corporation, to purchase all the shares of common stock, par value $0.01 per share ("Shares"), of Invivo Corporation, a Delaware corporation, that are issued and outstanding at a purchase price of $22.00 per Share, net to the seller in cash, open to the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:           , 200--

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         Number of Shares to be Tendered:                                     SIGN HERE
       --------------------------- Shares(1)         -----------------------------------------------------------
---------------------------------------------------



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                                                                                SIGNATURE(S)



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                                                                        PLEASE TYPE OR PRINT NAMES(S)



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                                                                        PLEASE TYPE OR PRINT ADDRESS



                                                     -----------------------------------------------------------
                                                                   AREA CODE AND TELEPHONE NUMBER



                                                     -----------------------------------------------------------
                                                            TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER


---------------
(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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